Exhibit (d)(4)(ii)

AMENDMENT TO SUBADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

THIS AMENDMENT is made as of May 1, 2016 (the “Amendment”), to the Subadvisory Agreement dated as of June 23, 2004, as amended from time to time (the “Agreement”), between Transamerica Asset Management, Inc. (“TAM”) and Morgan Stanley Investment Management Inc. (the “Subadviser”), pursuant to which TAM has engaged the Subadviser to provide certain advisory services to the fund(s) and/or portfolio(s) listed on Schedule A to this Amendment (each, a “Fund”), each Fund a separate series of the Transamerica trust listed on Schedule A to this Amendment (each, a “Trust”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

The following sections are hereby added to the Agreement:

Registration Statement Disclosures.

The Subadviser represents, warrants and agrees that it has reviewed the Trust’s current registration statement on Form N-1A with respect to the Fund as provided by TAM to the Subadviser and any amendments or supplements thereto provided by TAM to the Subadviser (as so amended and supplemented from time to time, the “Registration Statement”) and agrees to promptly review future draft amendments or supplements to the Registration Statement that relate to the Subadviser or the Fund (which will be filed with the SEC) upon receipt of such drafts by the Subadviser from TAM, and represents and warrants that, solely with respect to the disclosure respecting or relating to the Subadviser that the Subadviser provides for use in the preparation of the Registration Statement, such disclosure does not contain any untrue statement of any material fact or omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The foregoing representation and warranty shall at all times be deemed to be qualified by any disclosures, comments or alterations made in writing by Subadviser to TAM in respect of the Registration Statement. For the avoidance of doubt, if TAM has not fully incorporated any such qualifications by Subadviser in the then current Registration Statement either verbatim, or with such modifications as TAM and Subadviser have agreed to in writing, then the representation and warranty herein shall be deemed to be qualified by such written disclosures, comments and alterations to TAM by Subadviser.

The Subadviser further agrees to notify TAM and the Trust promptly of any statement provided by, and respecting or relating to the Subadviser, contained in the Registration Statement that becomes untrue in any material respect or if the Subadviser becomes aware that the Registration Statement omits any statement of material fact respecting or relating to the Subadviser that is required to be stated therein or necessary to make the statements contained therein not misleading.

With respect to the disclosure respecting the Fund, the Subadviser represents and warrants that the description in the Registration Statement of the Fund’s investment objective, investment strategies and risks (the “Description”), as of the date of this Agreement, is consistent with the manner in which the Subadviser is managing the Fund, and the identification and description of risks in the Registration Statement is inclusive of, and accurately describes all material risks known to the Subadviser that may arise in connection with the management of the Fund by the Subadviser. The foregoing representation and warranty shall at all times be deemed to be qualified by any disclosures, comments or alterations made in writing by Subadviser to TAM in respect of the Description. For the avoidance of doubt, if TAM has not fully incorporated any such qualifications by Subadviser in the then current Description either verbatim, or with such modifications as TAM and Subadviser have agreed to in writing, then the representation and warranty herein shall be deemed to be qualified by such written disclosures, comments and alterations to TAM by Subadviser.

The Subadviser further agrees to notify TAM and the Trust promptly in the event that the Subadviser becomes aware that the Description for a Fund is inconsistent with the manner in which the Subadviser is managing the Fund or that the identification and description of risks in the Registration Statement fails to include, or accurately describe all material risks known to the Subadviser that may arise in connection with the management of the Fund by the Subadviser.

Further Assurances.

Each party agrees to perform such further acts and execute such further documents as are reasonably necessary to effectuate the purposes of this Agreement and the arrangements contemplated thereby, including without limitation concerning the winding down or liquidation of any Fund investments.

In all other respects, the Agreement is confirmed and remains in full force and effect.

The parties hereto have caused this Amendment to be executed as of the day and year first above mentioned.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples
Name:	Christopher A. Staples
Title:	Vice President and Chief Investment Officer, Advisory Services

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ Prajakta Nadkarni
Name:	Prajakta Nadkarni
Title:	Executive Director

Schedule A

Transamerica Funds

Transamerica Capital Growth